Exhibit 99.1
             NEWS RELEASE

COMERICA REPORTS FIRST QUARTER 2008 EARNINGS
Loan Growth Continues in High Growth Markets
Deposit Rate Reductions and Deposit Growth Among Other Highlights
Credit Issues Focused on California Residential Real Estate Development Portfolio
DALLAS/April 17, 2008 — Comerica Incorporated (NYSE: CMA) today reported first quarter 2008 income from continuing operations of $110 million, or $0.73 per diluted share, compared to $117 million, or $0.77 per diluted share, for the fourth quarter 2007 and $189 million, or $1.19 per diluted share, for the first quarter 2007. First quarter 2008 included a $159 million provision for loan losses, compared to $108 million for the fourth quarter 2007 and $23 million for the first quarter 2007.

(dollar amounts in millions, except per share data)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income	$476	$489	$502
Provision for loan losses	159	108	23
Noninterest income	237	230	203
Noninterest expenses	403	450	407

Income from continuing operations, net of tax	110	117	189
Net income	109	119	190

Diluted EPS from continuing operations	0.73	0.77	1.19
Diluted EPS from discontinued operations*	—	0.02	—
Diluted EPS	0.73	0.79	1.19

Return on average common shareholders’ equity from continuing operations	8.51%	9.20%	14.86%
Return on average common shareholders’ equity	8.42	9.35	14.89

Net interest margin	3.22	3.43	3.82

*	In the fourth quarter 2006, Comerica sold its stake in Munder Capital Management (Munder) and reports Munder as a discontinued operation in all periods presented.
“Despite the challenged economic environment, we remained focused on executing our strategy in the first quarter, as evidenced by good loan and deposit growth, particularly in our high-growth markets,” said Ralph W. Babb Jr., chairman and chief executive officer. “While the continued deterioration of the California residential real estate market and its effects on our residential real estate development portfolio affected our overall performance, the remainder of our loan portfolio continued to exhibit stable credit metrics.
“As expected, the net interest margin of 3.22 percent declined 21 basis points from the fourth quarter, largely due to planned securities purchases, expected loan growth in excess of core deposit growth, and the reduced contribution of noninterest-bearing funds in a lower rate environment.
“Our expenses were well controlled in the first quarter with reduced headcount, even as we continued our banking center expansion program.”
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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 2
First Quarter 2008 Compared to Fourth Quarter 2007
•	On an annualized basis, excluding Financial Services Division (FSD) loans, average loans increased 10 percent, with growth of 14 percent in the Texas market, 10 percent in the Western market and 9 percent in the Midwest market.
•	On an annualized basis, total deposits, excluding FSD deposits and institutional certificates of deposit, increased five percent, including an increase in noninterest-bearing deposits of 12 percent. Deposit growth occurred while deposit rates were lowered. Funding sources also included $2 billion of new advances from the Federal Home Loan Bank of Dallas with a five-year term at an attractive rate.
•	The net interest margin was 3.22 percent in the first quarter 2008, a decrease of 21 basis points from 3.43 percent in the fourth quarter 2007, largely due to planned securities purchases, expected loan growth in excess of core deposit growth and the reduced contribution of noninterest-bearing funds in a lower rate environment.
•	Net credit-related charge-offs were $110 million, or 85 basis points as a percent of average total loans, for the first quarter 2008, compared to $64 million, or 50 basis points as a percent of average total loans, for the fourth quarter 2007. Of the first quarter charge-offs, $75 million were in the Commercial Real Estate business line, predominantly with residential real estate developers in the Western market. The remaining net charge-offs of $35 million were 31 basis points of average non-Commercial Real Estate loans. The provision for loan losses was $159 million for the first quarter 2008, compared to $108 million for the fourth quarter 2007, bringing the period-end allowance to total loans ratio to 1.16 percent from 1.10 percent at December 31, 2007.
•	Noninterest income increased $7 million, and included a $21 million gain on Visa shares, with increases in investment banking fees and service charges on deposit accounts, partially offset by decreases in net income from principal investing and warrants, seasonally lower commercial lending fees, and deferred compensation asset returns (which are offset by a decrease in deferred compensation plan costs in noninterest expenses).
•	Noninterest expenses decreased $47 million from the fourth quarter 2007, mostly due to the first quarter 2008 reversal of the $13 million loss sharing arrangement expense that was recorded in the fourth quarter 2007 related to membership in Visa and a $16 million decrease in salaries expense, including a decrease in deferred compensation plan costs in first quarter 2008, partially offset by an increase in share-based compensation expense.
•	The estimated Tier 1 common capital ratio was 6.71 percent, within the targeted range.
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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 3
Net Interest Income and Net Interest Margin

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income	$476	$489	$502

Net interest margin	3.22%	3.43%	3.82%

Selected average balances:
Total earning assets	$59,518	$56,621	$53,148
Total investment securities	7,222	5,533	3,745
Total loans	51,852	50,699	48,896
Total loans, excluding FSD loans (primarily low-rate)	51,050	49,758	47,327

Total interest-bearing deposits	33,440	31,834	30,417
Total noninterest-bearing deposits	10,622	10,533	12,162
Total noninterest-bearing deposits, excluding FSD	8,728	8,473	8,712

•	The $13 million decrease in net interest income in the first quarter 2008, when compared to fourth quarter 2007, resulted primarily from a reduction in the net interest margin and the impact of one less day ($5 million), partially offset by growth in securities and loans.
•	The net interest margin of 3.22 percent declined 21 basis points, when compared to fourth quarter 2007, reflecting the decreased contribution of noninterest-bearing funds in a lower rate environment and earning asset growth in excess of deposit growth, partially offset by deposit rate reductions.
•	Securities purchases consisted of AAA-rated mortgage-backed securities issued by government sponsored enterprises (FNMA, FHLMC).
Noninterest Income
Noninterest income was $237 million for the first quarter 2008, compared to $230 million for the fourth quarter 2007 and $203 million for the first quarter 2007. Noninterest income in the first quarter 2008, compared to the fourth quarter 2007, included the $21 million gain on the sale of Visa shares (included in “net securities gains”) and increased service charges on deposit accounts ($1 million) and investment banking fees ($4 million), partially offset by decreases in seasonally lower commercial lending fees ($6 million), net income (loss) from principal investing and warrants ($10 million) and deferred compensation asset returns ($7 million, offset by a decrease in deferred compensation plan costs in noninterest expenses).
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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 4
Noninterest Expenses
Noninterest expenses were $403 million for the first quarter 2008, compared to $450 million for the fourth quarter 2007 and $407 million for the first quarter 2007. The $47 million decrease in noninterest expenses in the first quarter 2008, compared to the fourth quarter 2007, reflected a $16 million decrease in salaries expense and the reversal of the $13 million Visa loss sharing arrangement expense that was recorded in the fourth quarter 2007 (included in “litigation and operational losses”). The decrease in salaries expense was primarily due to additional cost deferrals from a refinement in application of Statement of Financial Accounting Standards No. 91 — Accounting for Loan Origination Fees and Costs (FAS 91) ($11 million), a decrease in deferred compensation plan costs ($7 million) and reduced headcount, partially offset by an increase of $8 million in share-based compensation, reflecting that portion of the annual award of restricted stock which must be expensed in the period granted. Certain categories of noninterest expenses are highlighted in the table below.

	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Salaries
Regular salaries	$151	$163	$154
Severance	2	3	—
Incentives	32	36	27
Deferred compensation plan costs	(5)	2	2
Share-based compensation	20	12	23

Total salaries	200	216	206
Employee benefits	47	48	46
Customer services	6	7	14
Litigation and operational losses	(8)	18	3
Provision for credit losses on lending-related commitments	4	3	(2)

Tax-related Items
The provision for income taxes reflected a benefit of $5 million resulting from an after-tax adjustment to deferred tax assets in the first quarter 2008. Fourth quarter 2007 interest on tax liabilities (classified in the “provision for income taxes”) reflected a $9 million reduction ($6 million after-tax) of interest resulting from a settlement with the Internal Revenue Service on asset depreciation.
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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 5
Credit Quality
“California residential real estate developers, in particular, continued to struggle,” said Babb. “The excess inventory, declining prices and extended time to sell have had a debilitating effect on the California housing market. We are aggressively addressing this situation as the market has continued to deteriorate.”
•	The allowance to loan ratio increased to 1.16 percent at March 31, 2008, from 1.10 percent at December 31, 2007.
•	The provision for loan losses and loan quality reflected increased challenges primarily in residential real estate development located in both northern and southern California (Western market).
•	Net loan charge-offs in the Commercial Real Estate business line in the first quarter 2008 were $75 million, of which $58 million were from residential real estate developers in the Western market. Comparable numbers for the fourth quarter 2007 were $36 million in total, of which $9 million were from residential real estate developers in the Western market. Excluding the Western market, other Commercial Real Estate net loan charge-offs in the first quarter 2008 totaled $17 million, compared to $27 million in the fourth quarter 2007. In California, the median sales price of existing single family homes declined almost 14 percent from the fourth quarter 2007 (30 percent from one year ago) and single family home building permits (trailing 12 months) declined over 10 percent (33 percent from one year ago).
•	Net loan charge-offs, excluding the Commercial Real Estate business line, were $35 million in the first quarter 2008, or 31 basis points of average non-Commercial Real Estate loans, compared to $27 million in the fourth quarter 2007, or 25 basis points of average non-Commercial Real Estate loans.

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net loan charge-offs	$110	$63	$16
Net lending-related commitment charge-offs	—	1	3

Total net credit-related charge-offs	110	64	19
Net loan charge-offs/Average total loans	0.85%	0.50%	0.13%
Net credit-related charge-offs/Average total loans	0.85	0.50	0.16

Provision for loan losses	$159	$108	$23
Provision for credit losses on lending-related commitments	4	3	(2)

Total provision for credit losses	163	111	21

Nonperforming assets (NPAs)	560	423	233
NPAs/Total loans and foreclosed property	1.07%	0.83%	0.49%

Allowance for loan losses	$605	$557	$500
Allowance for credit losses on lending-related commitments*	25	21	21

Total allowance for credit losses	630	578	521
Allowance for loan losses/Total loans	1.16%	1.10%	1.04%
Allowance for loan losses/Nonperforming loans	112	138	229

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.
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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 6
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $67.0 billion and $5.3 billion, respectively, at March 31, 2008, compared to $62.3 billion and $5.1 billion, respectively, at December 31, 2007. There were approximately 151 million shares outstanding at March 31, 2008, compared to 150 million shares outstanding at December 31, 2007. No shares were repurchased in the open market in the first quarter 2008.
Comerica’s first quarter 2008 estimated Tier 1 common, Tier 1 and total risk-based capital ratios were 6.71 percent, 7.35 percent and 11.00 percent, respectively.
Full Year 2008 Outlook Compared to Full Year 2007 from Continuing Operations
•	Mid single-digit average loan growth, excluding Financial Services Division loans, with low single-digit growth in the Midwest market, mid to high single-digit growth in the Western market and low double-digit growth in the Texas market.
•	Average earning asset growth in excess of average loan growth, with securities averaging about $8 billion for the remainder of the year.
•	Average Financial Services Division noninterest-bearing deposits of $1.7 to $1.9 billion. Financial Services Division loans will fluctuate in tandem with the level of noninterest-bearing deposits.
•	Based on the federal funds rate declining to 1.75 percent by mid-year 2008, average full year net interest margin around 3.10 percent, including the effects of higher levels of securities, lower value of noninterest-bearing deposits and average loan growth exceeding average deposit growth.
•	Average net credit-related charge-offs of 75-80 basis points of average loans. The provision for credit losses is expected to exceed net charge-offs.
•	Low single-digit growth in noninterest income.
•	Low single-digit decline in noninterest expenses.
•	Effective tax rate of about 28 percent.
•	Maintain a Tier 1 common capital ratio within a target range of 6.50 to 7.50 percent.
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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 7
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of Comerica and methodologies in effect at March 31, 2008 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2008 results compared to fourth quarter 2007.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr ’08		4th Qtr ’07		1st Qtr ’07

Business Bank	$62	51%	$93	83%	$146	70%
Retail Bank	40	33	5	5	42	20
Wealth & Institutional Management	20	16	13	12	21	10

	122	100%	111	100%	209	100%
Finance	(3)		(8)		(12)
Other*	(10)		16		(7)

Total	$109		$119		$190

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.

Business Bank

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income (FTE)	$329	$330	$337
Provision for loan losses	147	88	14
Noninterest income	74	80	61
Noninterest expenses	176	186	170
Net income	62	93	146

Net credit-related charge-offs	99	50	14

Selected average balances:
Assets	42,129	41,327	40,059
Loans	41,219	40,285	39,015
FSD loans	802	941	1,569
Deposits	15,878	15,931	16,711
FSD deposits	2,988	3,181	4,698

Net interest margin	3.20%	3.25%	3.50%

•	Average loans, excluding the Financial Services Division, increased $1.1 billion, or 11 percent on an annualized basis, driven by growth in Global Corporate, Middle Market, Energy and National Dealer Services.
•	Average deposits, excluding the Financial Services Division, increased $140 million, or 4 percent on an annualized basis, due to growth in Middle Market, Global Corporate and Technology and Life Sciences, partially offset by decreases in Commercial Real Estate and International.
•	The net interest margin of 3.20 percent decreased five basis points primarily due to the impact from the Financial Services Division of lower deposit balances and lower value of noninterest-bearing deposits in a lower rate environment.
•	The provision for loan losses increased $59 million primarily due to continuing challenges in Commercial Real Estate (residential real estate developers in the Western market), and changes in Middle Market, including the effect of a benefit recognized in the fourth quarter 2007 in automotive supplier reserves and a single Florida Middle Market customer default.
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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 8
•	Noninterest income decreased $6 million primarily due to a decrease in principal investing and warrant income and lower commercial lending fees, partially offset by an increase in investment banking fees.
•	Noninterest expenses declined $10 million, primarily due to a decrease in salaries expense related to the refinement in application of FAS 91 and a decline in customer service expenses.

Retail Bank

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income (FTE)	$148	$161	$170
Provision for loan losses	17	26	5
Noninterest income	74	55	52
Noninterest expenses	143	182	153
Net income	40	5	42

Net credit-related charge-offs	10	14	5

Selected average balances:
Assets	7,144	6,998	6,840
Loans	6,276	6,229	6,095
Deposits	17,162	17,254	17,032

Net interest margin	3.47%	3.69%	4.04%

•	Average loans increased $47 million, or three percent on an annualized basis, as a result of growth in Small Business.
•	Average deposits decreased $92 million, primarily due to decreases in noninterest-bearing deposits and time deposits, partially offset by an increase in NOW accounts.
•	The net interest margin of 3.47 percent decreased 22 basis points, primarily due to a decline in deposit spreads resulting from changes in the deposit mix.
•	The provision for loan losses decreased $9 million, primarily in Small Business Banking, including SBA loans, from the fourth quarter 2007.
•	Noninterest income increased $19 million, primarily due to the $21 million gain on Visa shares.
•	Noninterest expenses decreased $39 million, primarily due to the first quarter 2008 reversal of the $13 million Visa loss sharing arrangement expense recorded in the fourth quarter 2007 and lower salaries expense related to the refinement in application of FAS 91.
•	Three new banking centers were opened in the first quarter 2008 in the Western market.

Wealth and Institutional Management

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income (FTE)	$36	$36	$37
Provision for loan losses	—	1	(1)
Noninterest income	75	72	71
Noninterest expenses	79	86	76
Net income	20	13	21

Net credit-related charge-offs	1	—	—

Selected average balances:
Assets	4,468	4,321	3,898
Loans	4,315	4,146	3,747
Deposits	2,637	2,552	2,317

Net interest margin	3.33%	3.43%	3.92%

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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 9
•	Average loans increased $169 million, or 16 percent on an annualized basis.
•	Average deposits increased $85 million, or 13 percent on an annualized basis.
•	The net interest margin of 3.33 percent declined 10 basis points, primarily due to a decline in deposit spreads resulting from changes in the deposit mix.
•	Noninterest income increased $3 million, partially due to an increase in customer derivative income.
•	Noninterest expenses decreased $7 million, partially due to decreases in salaries and employee benefits and litigation and operational losses.
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at March 31, 2008 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2008 results compared to fourth quarter 2007.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr ’08		4th Qtr ’07		1st Qtr ’07

Midwest	$87	71%	$59	53%	$79	39%
Western	(10)	(8)	(2)	(2)	73	35
Texas	20	16	14	13	23	11
Florida	(4)	(3)	(1)	(1)	3	1
Other Markets	19	15	30	27	22	10
International	10	9	11	10	9	4

	122	100%	111	100%	209	100%
Finance & Other*	(13)		8		(19)

Total	$109		$119		$190

*	Includes discontinued operations and items not directly associated with the geographic markets.

Midwest

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income (FTE)	$205	$212	$227
Provision for loan losses	20	21	27
Noninterest income	136	120	115
Noninterest expenses	186	218	194
Net income	87	59	79

Net credit-related charge-offs	28	37	21

Selected average balances:
Assets	19,656	19,228	19,180
Loans	19,030	18,601	18,614
Deposits	16,127	16,117	15,868

Net interest margin	4.30%	4.50%	4.93%

•	Average loans increased $429 million, or nine percent on an annualized basis, primarily due to increases in the Global Corporate and National Dealer Services.
•	Average deposits increased $10 million, as increases in Global Corporate and Personal Banking were offset by a decline in Small Business Banking.
•	The net interest margin of 4.30 percent declined 20 basis points, primarily due to a decline in deposit spreads resulting from changes in the deposit mix, partially offset by an increase in loan spreads.
•	The provision for loan losses was relatively unchanged, with improved Commercial Real Estate offset by changes in Middle Market, including the effect of a benefit recognized in the fourth quarter 2007 in automotive supplier reserves.
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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 10
•	Noninterest income increased $16 million, due to the $17 million gain on Visa shares.
•	Noninterest expenses decreased $32 million, primarily due to the first quarter 2008 reversal of the $10 million Visa loss sharing arrangement expense recorded in the fourth quarter 2007 and lower salaries expense related to the refinement in application of FAS 91.

Western Market

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income (FTE)	$172	$178	$188
Provision for loan losses	114	92	(12)
Noninterest income	33	35	27
Noninterest expenses	108	121	111
Net income (loss)	(10)	(2)	73

Net credit-related charge-offs	66	23	(5)

Selected average balances:
Assets	17,263	17,137	16,782
Loans	16,882	16,615	16,241
FSD loans	802	941	1,569
Deposits	12,848	13,012	13,696
FSD deposits	2,802	3,045	4,515

Net interest margin	4.07%	4.24%	4.69%

•	Excluding the Financial Services Division, average loans increased $406 million, or 10 percent on an annualized basis, primarily due to growth in the Middle Market, Global Corporate and Technology and Life Sciences lines of business.
•	Excluding the Financial Services Division, average deposits increased $79 million, or three percent on an annualized basis, primarily due to growth in Middle Market.
•	The net interest margin of 4.07 percent declined 17 basis points due to the impact from the Financial Services Division of lower deposit balances and lower value of noninterest-bearing deposits in a lower rate environment.
•	The provision for loan losses increased $22 million, primarily due to continuing challenges in Commercial Real Estate (residential real estate developers).
•	Noninterest income decreased $2 million, primarily due to a decrease in principal investing and warrant income, partially offset by the $1 million gain on Visa shares.
•	Noninterest expenses decreased $13 million, primarily due to a decrease in salaries and benefits expense, in part resulting from the refinement in application of FAS 91 and customer service expenses, and the first quarter 2008 reversal of the $1 million Visa loss sharing arrangement expense recorded in the fourth quarter 2007.
•	Three new banking centers were opened in the first quarter 2008.

Texas Market

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income (FTE)	$74	$74	$69
Provision for loan losses	8	7	—
Noninterest income	24	23	19
Noninterest expenses	58	67	53
Net income	20	14	23

Total net credit-related charge-offs	5	3	3

Selected average balances:
Assets	7,932	7,677	6,719
Loans	7,642	7,381	6,444
Deposits	4,005	3,935	3,843

Net interest margin	3.83%	3.95%	4.31%

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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 11
•	Average loans increased $261 million, or 14 percent on an annualized basis, primarily due to growth in Energy, Middle Market and Commercial Real Estate.
•	Excluding the Financial Services Division, average deposits increased $19 million, or two percent on an annualized basis.
•	The net interest margin of 3.83 percent decreased 12 basis points primarily due to deposit spreads resulting from changes in the deposit mix.
•	Noninterest income increased $1 million, primarily due to the $3 million gain on Visa shares.
•	Noninterest expenses decreased $9 million, primarily due to the first quarter 2008 reversal of the $2 million Visa loss sharing arrangement expense recorded in the fourth quarter 2007 and a decrease in salaries expense related to the refinement in application of FAS 91.
Florida Market

(dollar amounts in millions)	1st Qtr ’08	4th Qtr ’07	1st Qtr ’07

Net interest income (FTE)	$11	$11	$11
Provision for loan losses	12	5	1
Noninterest income	5	4	4
Noninterest expenses	10	11	9
Net income (loss)	(4)	(1)	3

Net credit-related charge-offs	10	—	—

Selected average balances:
Assets	1,891	1,732	1,646
Loans	1,877	1,719	1,626
Deposits	362	299	284

Net interest margin	2.55%	2.67%	2.80%

•	Average loans increased $158 million, primarily due to a transfer of Florida loans previously serviced from the Texas market.
•	Average deposits increased $63 million, primarily due to growth in Private Banking.
•	The provision for loan losses increased $7 million, primarily due to a single Middle Market customer.
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2008 financial results at 7 a.m. CDT on Thursday, April 17, 2008. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679- 5261 (event ID No. 39966204). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call until May 1, 2008. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 39966204). A replay of the Webcast can also be accessed on the Internet via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada, China and Mexico.

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COMERICA REPORTS FIRST QUARTER 2008 EARNINGS — 12
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, changes related to the headquarters relocation or to its underlying assumptions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(313) 222-2840

Paul Jaremski (214) 969-6476

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2008	2007	2007

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$0.73	$0.77	$1.19
Diluted net income	0.73	0.79	1.19
Cash dividends declared	0.66	0.64	0.64
Common shareholders’ equity (at period end)	34.93	34.12	32.78

Average diluted shares (in thousands)	150,734	150,943	158,915

KEY RATIOS
Return on average common shareholders’ equity from continuing operations	8.51%	9.20%	14.86%
Return on average common shareholders’ equity	8.42	9.35	14.89
Return on average assets from continuing operations	0.69	0.77	1.33
Return on average assets	0.68	0.79	1.33
Average common shareholders’ equity as a percentage of average assets	8.12	8.41	8.92
Tier 1 common capital ratio *	6.71	6.85	7.49
Tier 1 risk-based capital ratio *	7.35	7.51	8.19
Total risk-based capital ratio *	11.00	11.20	12.15
Leverage ratio *	8.86	9.26	10.00

AVERAGE BALANCES
Commercial loans	$29,178	$28,393	$27,757
Real estate construction loans	4,811	4,846	4,249
Commercial mortgage loans	10,142	9,941	9,673
Residential mortgage loans	1,916	1,891	1,705
Consumer loans	2,449	2,412	2,405
Lease financing	1,347	1,327	1,273
International loans	2,009	1,889	1,834

Total loans	51,852	50,699	48,896

Earning assets	59,518	56,621	53,148
Total assets	63,927	60,507	57,088
Interest-bearing deposits	33,440	31,834	30,417
Total interest-bearing liabilities	46,793	43,574	38,498
Noninterest-bearing deposits	10,622	10,533	12,162
Common shareholders’ equity	5,192	5,087	5,092

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$477	$489	$503
Fully taxable equivalent adjustment	1	—	1
Net interest margin	3.22%	3.43%	3.82%

CREDIT QUALITY
Nonaccrual loans	$538	$391	$218
Reduced-rate loans	—	13	—

Total nonperforming loans	538	404	218
Foreclosed property	22	19	15

Total nonperforming assets	560	423	233

Loans past due 90 days or more and still accruing	80	54	15

Gross loan charge-offs	116	72	34
Loan recoveries	6	9	18

Net loan charge-offs	110	63	16
Lending-related commitment charge-offs	—	1	3

Total net credit-related charge-offs	110	64	19

Allowance for loan losses	605	557	500
Allowance for credit losses on lending-related commitments	25	21	21

Total allowance for credit losses	630	578	521

Allowance for loan losses as a percentage of total loans	1.16%	1.10%	1.04%
Net loan charge-offs as a percentage of average total loans	0.85	0.50	0.13
Net credit-related charge-offs as a percentage of average total loans	0.85	0.50	0.16
Nonperforming assets as a percentage of total loans and foreclosed property	1.07	0.83	0.49
Allowance for loan losses as a percentage of total nonperforming loans	112	138	229

*	March 31, 2008 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2008	2007	2007

ASSETS
Cash and due from banks	$1,929	$1,440	$1,334
Federal funds sold and securities purchased under agreements to resell	45	36	1,457
Other short-term investments	356	373	220
Investment securities available-for-sale	8,563	6,296	3,989

Commercial loans	29,475	28,223	26,681
Real estate construction loans	4,769	4,816	4,462
Commercial mortgage loans	10,359	10,048	9,592
Residential mortgage loans	1,926	1,915	1,741
Consumer loans	2,448	2,464	2,392
Lease financing	1,341	1,351	1,273
International loans	2,034	1,926	1,848

Total loans	52,352	50,743	47,989
Less allowance for loan losses	(605)	(557)	(500)

Net loans	51,747	50,186	47,489

Premises and equipment	670	650	596
Customers’ liability on acceptances outstanding	28	48	55
Accrued income and other assets	3,679	3,302	2,387

Total assets	$67,017	$62,331	$57,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$12,792	$11,920	$13,584

Money market and NOW deposits	15,601	15,261	14,815
Savings deposits	1,408	1,325	1,410
Customer certificates of deposit	8,191	8,357	7,447
Institutional certificates of deposit	7,752	6,147	5,679
Foreign office time deposits	1,075	1,268	735

Total interest-bearing deposits	34,027	32,358	30,086

Total deposits	46,819	44,278	43,670

Short-term borrowings	2,434	2,807	329
Acceptances outstanding	28	48	55
Accrued expenses and other liabilities	1,679	1,260	1,214
Medium- and long-term debt	10,800	8,821	7,148

Total liabilities	61,760	57,214	52,416

Common stock — $5 par value:
Authorized - 325,000,000 shares
Issued — 178,735,252 shares at 3/31/08, 12/31/07 and 3/31/07	894	894	894
Capital surplus	565	564	524
Accumulated other comprehensive loss	(67)	(177)	(284)
Retained earnings	5,496	5,497	5,302
Less cost of common stock in treasury — 28,233,996 shares at 3/31/08, 28,747,097 shares at 12/31/07 and 22,834,368 shares at 3/31/07	(1,631)	(1,661)	(1,325)

Total shareholders’ equity	5,257	5,117	5,111

Total liabilities and shareholders’ equity	$67,017	$62,331	$57,527

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,
(in millions, except per share data)	2008	2007

INTEREST INCOME
Interest and fees on loans	$770	$851
Interest on investment securities	88	42
Interest on short-term investments	5	8

Total interest income	863	901

INTEREST EXPENSE
Interest on deposits	253	286
Interest on short-term borrowings	29	22
Interest on medium- and long-term debt	105	91

Total interest expense	387	399

Net interest income	476	502
Provision for loan losses	159	23

Net interest income after provision for loan losses	317	479

NONINTEREST INCOME
Service charges on deposit accounts	58	54
Fiduciary income	52	49
Commercial lending fees	17	16
Letter of credit fees	15	16
Foreign exchange income	10	9
Brokerage fees	10	11
Card fees	14	12
Bank-owned life insurance	10	10
Net securities gains	22	—
Net gain on sales of businesses	—	1
Other noninterest income	29	25

Total noninterest income	237	203

NONINTEREST EXPENSES
Salaries	200	206
Employee benefits	47	46

Total salaries and employee benefits	247	252
Net occupancy expense	38	35
Equipment expense	15	15
Outside processing fee expense	23	20
Software expense	19	15
Customer services	6	14
Litigation and operational losses	(8)	3
Provision for credit losses on lending-related commitments	4	(2)
Other noninterest expenses	59	55

Total noninterest expenses	403	407

Income from continuing operations before income taxes	151	275
Provision for income taxes	41	86

Income from continuing operations	110	189
Income (loss) from discontinued operations, net of tax	(1)	1

NET INCOME	$109	$190

Basic earnings per common share:
Income from continuing operations	$0.74	$1.21
Net income	0.73	1.21

Diluted earnings per common share:
Income from continuing operations	0.73	1.19
Net income	0.73	1.19

Cash dividends declared on common stock	99	101
Dividends per common share	0.66	0.64

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2008 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2007		First Quarter 2007
(in millions, except per share data)	2008	2007	2007	2007	2007	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$770	$873	$895	$882	$851	$(103)	(11.7)%	$(81)	(9.6)
Interest on investment securities	88	66	52	46	42	22	33.2	46	N/M
Interest on short-term investments	5	5	5	5	8	—	(11.5)	(3)	(39.7)

Total interest income	863	944	952	933	901	(81)	(8.6)	(38)	(4.2)

INTEREST EXPENSE
Interest on deposits	253	303	294	284	286	(50)	(16.3)	(33)	(11.5)
Interest on short-term borrowings	29	30	29	24	22	(1)	(4.7)	7	31.5
Interest on medium- and long-term debt	105	122	126	116	91	(17)	(14.8)	14	15.1

Total interest expense	387	455	449	424	399	(68)	(15.1)	(12)	(3.1)

Net interest income	476	489	503	509	502	(13)	(2.5)	(26)	(5.1)
Provision for loan losses	159	108	45	36	23	51	47.2	136	N/M

Net interest income after provision for loan losses	317	381	458	473	479	(64)	(16.6)	(162)	(33.8)

NONINTEREST INCOME
Service charges on deposit accounts	58	57	55	55	54	1	1.2	4	8.7
Fiduciary income	52	52	49	49	49	—	0.4	3	5.1
Commercial lending fees	17	23	19	17	16	(6)	(28.2)	1	2.3
Letter of credit fees	15	16	16	15	16	(1)	(4.8)	(1)	(4.6)
Foreign exchange income	10	10	11	10	9	—	(1.2)	1	9.2
Brokerage fees	10	11	11	10	11	(1)	(5.7)	(1)	(5.1)
Card fees	14	14	14	14	12	—	(0.1)	2	16.4
Bank-owned life insurance	10	9	8	9	10	1	11.6	—	2.8
Net securities gains	22	3	4	—	—	19	N/M	22	N/M
Net gain on sales of businesses	—	—	—	2	1	—	N/M	(1)	N/M
Other noninterest income	29	35	43	44	25	(6)	(18.5)	4	16.7

Total noninterest income	237	230	230	225	203	7	2.8	34	17.0

NONINTEREST EXPENSES
Salaries	200	216	207	215	206	(16)	(7.5)	(6)	(2.7)
Employee benefits	47	48	49	50	46	(1)	(1.0)	1	2.6

Total salaries and employee benefits	247	264	256	265	252	(17)	(6.4)	(5)	(1.8)
Net occupancy expense	38	36	34	33	35	2	6.3	3	8.5
Equipment expense	15	15	15	15	15	—	1.5	—	5.1
Outside processing fee expense	23	24	23	24	20	(1)	(5.4)	3	13.5
Software expense	19	17	16	15	15	2	10.3	4	22.5
Customer services	6	7	11	11	14	(1)	(21.3)	(8)	(58.5)
Litigation and operational losses	(8)	18	6	(9)	3	(26)	N/M	(11)	N/M
Provision for credit losses on lending-related commitments	4	3	—	(2)	(2)	1	18.6	6	N/M
Other noninterest expenses	59	66	62	59	55	(7)	(8.7)	4	8.9

Total noninterest expenses	403	450	423	411	407	(47)	(10.4)	(4)	(0.9)

Income from continuing operations before income taxes	151	161	265	287	275	(10)	(6.0)	(124)	(44.9)
Provision for income taxes	41	44	85	91	86	(3)	(7.2)	(45)	(52.3)

Income from continuing operations	110	117	180	196	189	(7)	(5.6)	(79)	(41.6)
Income (loss) from discontinued operations, net of tax	(1)	2	1	—	1	(3)	N/M	(2)	N/M

NET INCOME	$109	$119	$181	$196	$190	$(10)	(8.1)%	$(81)	(42.3)

Basic earnings per common share:
Income from continuing operations	$0.74	$0.78	$1.18	$1.28	$1.21	$(0.04)	(5.1)%	$(0.47)	(38.8)
Net income	0.73	0.80	1.20	1.28	1.21	(0.07)	(8.8)	(0.48)	(39.7)

Diluted earnings per common share:
Income from continuing operations	0.73	0.77	1.17	1.25	1.19	(0.04)	(5.2)	(0.46)	(38.7)
Net income	0.73	0.79	1.18	1.25	1.19	(0.06)	(7.6)	(0.46)	(38.7)

Cash dividends declared on common stock	99	97	97	98	101	2	3.4	(2)	(0.9)
Dividends per common share	0.66	0.64	0.64	0.64	0.64	0.02	3.1	0.02	3.1

N/M —	Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2008	2007
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$557	$512	$507	$500	$493

Loan charge-offs:
Commercial	33	27	30	19	13
Real estate construction:
Commercial Real Estate business line	66	24	6	6	1
Other business lines	1	1	2	2	—

Total real estate construction	67	25	8	8	1
Commercial mortgage:
Commercial Real Estate business line	6	7	2	3	3
Other business lines	2	9	4	10	14

Total commercial mortgage	8	16	6	13	17
Residential mortgage	—	—	—	—	—
Consumer	7	4	3	3	3
Lease financing	—	—	—	—	—
International	1	—	—	—	—

Total loan charge-offs	116	72	47	43	34

Recoveries on loans previously charged-off:
Commercial	3	7	5	5	10
Real estate construction	1	—	—	—	—
Commercial mortgage	1	1	1	2	—
Residential mortgage	—	—	—	—	—
Consumer	1	1	1	1	1
Lease financing	—	—	—	—	4
International	—	—	—	5	3

Total recoveries	6	9	7	13	18

Net loan charge-offs	110	63	40	30	16
Provision for loan losses	159	108	45	36	23
Foreign currency translation adjustment	(1)	—	—	1	—

Balance at end of period	$605	$557	$512	$507	$500

Allowance for loan losses as a percentage of total loans	1.16%	1.10%	1.03%	1.04%	1.04%

Net loan charge-offs as a percentage of average total loans	0.85	0.50	0.32	0.24	0.13

Net credit-related charge-offs as a percentage of average total loans	0.85	0.50	0.32	0.24	0.16

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2008	2007
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$21	$19	$19	$21	$26
Less: Charge-offs on lending-related commitments (1)	—	1	—	—	3
Add: Provision for credit losses on lending-related commitments	4	3	—	(2)	(2)

Balance at end of period	$25	$21	$19	$19	$21

Unfunded lending-related commitments sold	$3	$22	$—	$—	$60

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2008	2007
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$87	$75	$64	$88	$73
Real estate construction:
Commercial Real Estate business line	309	161	55	37	21
Other business lines	4	6	4	7	4

Total real estate construction	313	167	59	44	25
Commercial mortgage:
Commercial Real Estate business line	67	66	63	20	17
Other business lines	64	75	77	84	84

Total commercial mortgage	131	141	140	104	101
Residential mortgage	1	1	1	1	1
Consumer	3	3	4	3	4
Lease financing	—	—	—	—	4
International	3	4	4	4	10

Total nonaccrual loans	538	391	272	244	218
Reduced-rate loans	—	13	—	—	—

Total nonperforming loans	538	404	272	244	218
Foreclosed property	22	19	19	15	15

Total nonperforming assets	$560	$423	$291	$259	$233

Nonperforming loans as a percentage of total loans	1.03%	0.80%	0.55%	0.50%	0.45%
Nonperforming assets as a percentage of total loans and foreclosed property	1.07	0.83	0.59	0.53	0.49
Allowance for loan losses as a percentage of total nonperforming loans	112	138	188	207	229
Loans past due 90 days or more and still accruing	$80	$54	$56	$29	$15

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$391	$272	$244	$218	$214
Loans transferred to nonaccrual (1)	281	185	94	107	69
Nonaccrual business loan gross charge-offs (2)	(108)	(68)	(44)	(40)	(31)
Loans transferred to accrual status (1)	—	—	(5)	(8)	—
Nonaccrual business loans sold (3)	(15)	—	(11)	—	(4)
Payments/Other (4)	(11)	2	(6)	(33)	(30)

Nonaccrual loans at end of period	$538	$391	$272	$244	$218

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$108	$68	$44	$40	$31
Performing watch list loans	1	—	—	—	—
Consumer and residential mortgage loans	7	4	3	3	3

Total gross loan charge-offs	$116	$72	$47	$43	$34

(3) Analysis of loans sold:

Nonaccrual business loans	$15	$—	$11	$—	$4
Performing watch list loans	6	13	—	—	—

Total loans sold	$21	$13	$11	$—	$4

(4)	Includes net changes related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, and payments on nonaccrual loans with book balances greater than $2 million.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2008			December 31, 2007			March 31, 2007
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$29,178	$429	5.93%	$28,393	$500	7.00%	$27,757	$499	7.30%
Real estate construction loans	4,811	71	5.92	4,846	92	7.48	4,249	91	8.66
Commercial mortgage loans	10,142	159	6.29	9,941	175	7.01	9,673	175	7.35
Residential mortgage loans	1,916	29	6.01	1,891	29	6.16	1,705	26	6.11
Consumer loans	2,449	37	6.02	2,412	41	6.64	2,405	43	7.14
Lease financing	1,347	11	3.22	1,327	8	2.41	1,273	10	3.18
International loans	2,009	30	6.01	1,889	34	7.03	1,834	32	7.07
Business loan swap income (expense)	—	5	—	—	(6)	—	—	(24)	—

Total loans(2)	51,852	771	5.98	50,699	873	6.84	48,896	852	7.06

Investment securities available-for-sale	7,222	88	4.93	5,533	66	4.76	3,745	42	4.35
Federal funds sold and securities purchased under agreements to resell	80	1	3.28	90	1	4.79	276	4	5.39
Other short-term investments	364	4	4.34	299	4	5.44	231	4	6.79

Total earning assets	59,518	864	5.84	56,621	944	6.62	53,148	902	6.86

Cash and due from banks	1,240			1,241			1,480
Allowance for loan losses	(596)			(541)			(503)
Accrued income and other assets	3,765			3,186			2,963

Total assets	$63,927			$60,507			$57,088

Money market and NOW deposits (1)	$15,341	79	2.06	$15,174	116	3.03	$14,749	111	3.05
Savings deposits	1,359	2	0.64	1,374	4	1.00	1,381	3	0.85
Customer certificates of deposit	8,286	84	4.07	8,229	92	4.44	7,345	80	4.44
Institutional certificates of deposit	7,257	77	4.28	5,779	76	5.22	5,823	78	5.44
Foreign office time deposits	1,197	11	3.81	1,278	15	4.69	1,119	14	4.96

Total interest-bearing deposits	33,440	253	3.05	31,834	303	3.77	30,417	286	3.81

Short-term borrowings	3,497	29	3.28	2,560	30	4.64	1,655	22	5.32
Medium- and long-term debt	9,856	105	4.27	9,180	122	5.31	6,426	91	5.74

Total interest-bearing sources	46,793	387	3.32	43,574	455	4.15	38,498	399	4.20

Noninterest-bearing deposits (1)	10,622			10,533			12,162
Accrued expenses and other liabilities	1,320			1,313			1,336
Shareholders’ equity	5,192			5,087			5,092

Total liabilities and shareholders’ equity	$63,927			$60,507			$57,088

Net interest income/rate spread (FTE)		$477	2.52		$489	2.47		$503	2.66

FTE adjustment		$1			$—			$1

Impact of net noninterest-bearing sources of funds			0.70			0.96			1.16

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.22%			3.43%			3.82%

(1) FSD balances included above:
Loans (primarily low-rate)	$802	$2	1.12%	$941	$2	0.98%	$1,569	$3	0.68%
Interest-bearing deposits	1,094	8	2.77	1,121	11	3.78	1,248	12	3.91
Noninterest-bearing deposits	1,894			2,060			3,450
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.13)%			(0.21)%			(0.40)%
Total loans			(0.08)			(0.11)			(0.22)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.03)			(0.04)			(0.11)

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2008	2007	2007	2007	2007

Commercial loans:
Floor plan	$2,913	$2,878	$2,601	$3,012	$2,970
Other	26,562	25,345	24,791	24,134	23,711

Total commercial loans	29,475	28,223	27,392	27,146	26,681
Real estate construction loans:
Commercial Real Estate business line	4,113	4,089	4,007	3,777	3,708
Other business lines	656	727	752	736	754

Total real estate construction loans	4,769	4,816	4,759	4,513	4,462
Commercial mortgage loans:
Commercial Real Estate business line	1,418	1,377	1,467	1,344	1,286
Other business lines	8,941	8,671	8,527	8,384	8,306

Total commercial mortgage loans	10,359	10,048	9,994	9,728	9,592
Residential mortgage loans	1,926	1,915	1,892	1,839	1,741
Consumer loans:
Home equity	1,619	1,616	1,582	1,585	1,570
Other consumer	829	848	815	736	822

Total consumer loans	2,448	2,464	2,397	2,321	2,392
Lease financing	1,341	1,351	1,319	1,314	1,273
International loans	2,034	1,926	1,843	1,904	1,848

Total loans	$52,352	$50,743	$49,596	$48,765	$47,989

Goodwill	$150	$150	$150	$150	$150
Loan servicing rights	12	12	13	13	14

Tier 1 common capital ratio*	6.71%	6.85%	7.01%	7.18%	7.49%
Tier 1 risk-based capital ratio*	7.35	7.51	7.68	7.87	8.19
Total risk-based capital ratio *	11.00	11.20	11.44	11.71	12.15
Leverage ratio*	8.86	9.26	9.60	9.68	10.00

Book value per share	$34.93	$34.12	$33.56	$32.74	$32.78

Market value per share for the quarter:
High	$45.19	$54.88	$61.34	$63.89	$63.39
Low	34.51	39.62	50.26	58.18	56.77
Close	35.08	43.53	51.28	59.47	59.12

Quarterly ratios:
Return on average common shareholders’ equity from continuing operations	8.51%	9.20%	14.27%	15.44%	14.86%
Return on average common shareholders’ equity	8.42	9.35	14.41	15.44	14.89
Return on average assets from continuing operations	0.69	0.77	1.22	1.35	1.33
Return on average assets	0.68	0.79	1.23	1.35	1.33
Efficiency ratio	58.25	62.76	58.00	55.97	57.66

Number of banking centers	420	417	403	402	402

Number of employees — full time equivalent	10,643	10,782	10,683	10,687	10,661

*	March 31, 2008 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	March 31,	December 31,	March 31,
(in millions, except share data)	2008	2007	2007

ASSETS
Cash and due from subsidiary bank	$119	$1	$—
Short-term investments with subsidiary bank	120	224	462
Other short-term investments	103	102	97
Investment in subsidiaries, principally banks	5,965	5,840	5,599
Premises and equipment	3	4	3
Other assets	187	166	167

Total assets	$6,497	$6,337	$6,328

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medium- and long-term debt	$981	$968	$956
Other liabilities	259	252	261

Total liabilities	1,240	1,220	1,217
Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 3/31/08, 12/31/07, and 3/31/07	894	894	894
Capital surplus	565	564	524
Accumulated other comprehensive loss	(67)	(177)	(284)
Retained earnings	5,496	5,497	5,302
Less cost of common stock in treasury — 28,233,996 shares at 3/31/08, 28,747,097 shares at 12/31/07 and 22,834,368 shares at 3/31/07	(1,631)	(1,661)	(1,325)

Total shareholders’ equity	5,257	5,117	5,111

Total liabilities and shareholders’ equity	$6,497	$6,337	$6,328

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2007	157.6	$894	$520	$(324)	$5,230	$(1,219)	$5,101
Net income	—	—	—	—	190	—	190
Other comprehensive income, net of tax	—	—	—	40	—	—	40

Total comprehensive income							230
Cash dividends declared on common stock ($0.64 per share)	—	—	—	—	(101)	—	(101)
Purchase of common stock	(3.5)	—	—	—	—	(208)	(208)
Net issuance of common stock under employee stock plans	1.8	—	(20)	—	(17)	103	66
Recognition of share-based compensation expense	—	—	23	—	—	—	23
Employee deferred compensation obligations	—	—	1	—	—	(1)	—

BALANCE AT MARCH 31, 2007	155.9	$894	$524	$(284)	$5,302	$(1,325)	$5,111

BALANCE AT JANUARY 1, 2008	150.0	$894	$564	$(177)	$5,497	$(1,661)	$5,117
Net income	—	—	—	—	109	—	109
Other comprehensive income, net of tax	—	—	—	110	—	—	110

Total comprehensive income	—	—	—	—	—	—	219
Cash dividends declared on common stock ($0.66 per share)	—	—	—	—	(99)	—	(99)
Net issuance of common stock under employee stock plans	0.5	—	(20)	—	(11)	31	—
Recognition of share-based compensation expense	—	—	20	—	—	—	20
Employee deferred compensation obligations	—	—	1	—	—	(1)	—

BALANCE AT MARCH 31, 2008	150.5	$894	$565	$(67)	$5,496	$(1,631)	$5,257

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended March 31, 2008	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$329	$148	$36	$(26)	$(10)	$477
Provision for loan losses	147	17	—	—	(5)	159
Noninterest income	74	74	75	18	(4)	237
Noninterest expenses	176	143	79	3	2	403
Provision (benefit) for income taxes (FTE)	18	22	12	(8)	(2)	42
Loss from discontinued operations, net of tax	—	—	—	—	(1)	(1)

Net income (loss)	$62	$40	$20	$(3)	$(10)	$109

Net credit-related charge-offs	$99	$10	$1	$—	$—	$110

Selected average balances:
Assets	$42,129	$7,144	$4,468	$8,644	$1,542	$63,927
Loans	41,219	6,276	4,315	5	37	51,852
Deposits	15,878	17,162	2,637	8,142	243	44,062
Liabilities	16,687	17,170	2,646	21,636	596	58,735
Attributed equity	3,168	725	331	902	66	5,192

Statistical data:
Return on average assets (1)	0.59%	0.89%	1.79%	N/M	N/M	0.68%
Return on average attributed equity	7.83	22.00	24.10	N/M	N/M	8.42
Net interest margin (2)	3.20	3.47	3.33	N/M	N/M	3.22
Efficiency ratio	44.05	70.99	70.95	N/M	N/M	58.25

			Wealth &
	Business	Retail	Institutional
Three Months Ended December 31, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$330	$161	$36	$(30)	$(8)	$489
Provision for loan losses	88	26	1	—	(7)	108
Noninterest income	80	55	72	16	7	230
Noninterest expenses	186	182	86	3	(7)	450
Provision (benefit) for income taxes (FTE)	43	3	8	(9)	(1)	44
Income from discontinued operations, net of tax	—	—	—	—	2	2

Net income (loss)	$93	$5	$13	$(8)	$16	$119

Net credit-related charge-offs	$50	$14	$—	$—	$—	$64

Selected average balances:
Assets	$41,327	$6,998	$4,321	$6,785	$1,076	$60,507
Loans	40,285	6,229	4,146	5	34	50,699
Deposits	15,931	17,254	2,552	6,622	8	42,367
Liabilities	16,765	17,266	2,561	18,472	356	55,420
Attributed equity	3,073	872	353	724	65	5,087

Statistical data:
Return on average assets (1)	0.89%	0.11%	1.21%	N/M	N/M	0.79%
Return on average attributed equity	12.02	2.33	14.88	N/M	N/M	9.35
Net interest margin (2)	3.25	3.69	3.43	N/M	N/M	3.43
Efficiency ratio	45.54	84.52	79.55	N/M	N/M	62.76

			Wealth &
	Business	Retail	Institutional
Three Months Ended March 31, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$337	$170	$37	$(38)	$(3)	$503
Provision for loan losses	14	5	(1)	—	5	23
Noninterest income	61	52	71	16	3	203
Noninterest expenses	170	153	76	2	6	407
Provision (benefit) for income taxes (FTE)	68	22	12	(12)	(3)	87
Income from discontinued operations, net of tax	—	—	—	—	1	1

Net income (loss)	$146	$42	$21	$(12)	$(7)	$190

Net credit-related charge-offs	$14	$5	$—	$—	$—	$19

Selected average balances:
Assets	$40,059	$6,840	$3,898	$5,015	$1,276	$57,088
Loans	39,015	6,095	3,747	17	22	48,896
Deposits	16,711	17,032	2,317	6,490	29	42,579
Liabilities	17,565	17,045	2,317	14,600	469	51,996
Attributed equity	2,850	835	312	574	521	5,092

Statistical data:
Return on average assets (1)	1.45%	0.93%	2.19%	N/M	N/M	1.33%
Return on average attributed equity	20.45	19.99	27.36	N/M	N/M	14.89
Net interest margin (2)	3.50	4.04	3.92	N/M	N/M	3.82
Efficiency ratio	42.72	68.84	70.52	N/M	N/M	57.66

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	— Fully Taxable Equivalent

N/M	— Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)							Finance
					Other		& Other
Three Months Ended March 31, 2008	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$205	$172	$74	$11	$36	$15	$(36)	$477
Provision for loan losses	20	114	8	12	13	(3)	(5)	159
Noninterest income	136	33	24	5	17	8	14	237
Noninterest expenses	186	108	58	10	26	10	5	403
Provision (benefit) for income taxes (FTE)	48	(7)	12	(2)	(5)	6	(10)	42
Income from discontinued operations, net of tax	—	—	—	—	—	—	(1)	(1)

Net income (loss)	$87	$(10)	$20	$(4)	$19	$10	$(13)	$109

Net credit-related charge-offs	$28	$66	$5	$10	$—	$1	$—	$110

Selected average balances:
Assets	$19,656	$17,263	$7,932	$1,891	$4,633	$2,366	$10,186	$63,927
Loans	19,030	16,882	7,642	1,877	4,140	2,239	42	51,852
Deposits	16,127	12,848	4,005	362	1,534	801	8,385	44,062
Liabilities	16,814	12,849	4,022	358	1,643	817	22,232	58,735
Attributed equity	1,663	1,270	619	125	384	163	968	5,192

Statistical data:
Return on average assets (1)	1.76%	(0.23)%	1.00%	(0.76)%	1.61%	1.76%	N/M	0.68%
Return on average attributed equity	20.83	(3.19)	12.88	(11.57)	19.47	25.50	N/M	8.42
Net interest margin (2)	4.30	4.07	3.83	2.55	3.42	2.69	N/M	3.22
Efficiency ratio	57.48	52.99	61.28	61.24	50.41	44.09	N/M	58.25

							Finance
					Other		& Other
Three Months Ended December 31, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$212	$178	$74	$11	$36	$16	$(38)	$489
Provision for loan losses	21	92	7	5	(7)	(3)	(7)	108
Noninterest income	120	35	23	4	16	9	23	230
Noninterest expenses	218	121	67	11	26	11	(4)	450
Provision (benefit) for income taxes (FTE)	34	2	9	—	3	6	(10)	44
Income from discontinued operations, net of tax	—	—	—	—	—	—	2	2

Net income (loss)	$59	$(2)	$14	$(1)	$30	$11	$8	$119

Net credit-related charge-offs	$37	$23	$3	$—	$1	$—	$—	$64

Selected average balances:
Assets	$19,228	$17,137	$7,677	$1,732	$4,591	$2,281	$7,861	$60,507
Loans	18,601	16,615	7,381	1,719	4,192	2,152	39	50,699
Deposits	16,117	13,012	3,935	299	1,495	879	6,630	42,367
Liabilities	16,797	13,044	3,953	297	1,613	888	18,828	55,420
Attributed equity	1,766	1,264	634	112	369	153	789	5,087

Statistical data:
Return on average assets (1)	1.23%	(0.06)%	0.73%	(0.21)%	2.64%	1.87%	N/M	0.79%
Return on average attributed equity	13.41	(0.81)	8.79	(3.29)	32.83	27.81	N/M	9.35
Net interest margin (2)	4.50	4.24	3.95	2.67	3.40	2.80	N/M	3.43
Efficiency ratio	65.81	56.97	69.30	73.50	49.17	47.13	N/M	62.76

							Finance
					Other		& Other
Three Months Ended March 31, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$227	$188	$69	$11	$32	$17	$(41)	$503
Provision for loan losses	27	(12)	—	1	2	—	5	23
Noninterest income	115	27	19	4	11	8	19	203
Noninterest expenses	194	111	53	9	21	11	8	407
Provision (benefit) for income taxes (FTE)	42	43	12	2	(2)	5	(15)	87
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1

Net income (loss)	$79	$73	$23	$3	$22	$9	$(19)	$190

Net credit-related charge-offs (recoveries)	$21	$(5)	$3	$—	$—	$—	$—	$19

Selected average balances:
Assets	$19,180	$16,782	$6,719	$1,646	$4,288	$2,182	$6,291	$57,088
Loans	18,614	16,241	6,444	1,626	3,873	2,059	39	48,896
Deposits	15,868	13,696	3,843	284	1,271	1,098	6,519	42,579
Liabilities	16,520	13,733	3,858	288	1,391	1,137	15,069	51,996
Attributed equity	1,712	1,177	556	87	300	165	1,095	5,092

Statistical data:
Return on average assets (1)	1.64%	1.74%	1.38%	0.76%	2.02%	1.69%	N/M	1.33%
Return on average attributed equity	18.37	24.80	16.65	14.35	28.93	22.41	N/M	14.89
Net interest margin (2)	4.93	4.69	4.31	2.80	3.27	3.23	N/M	3.82
Efficiency ratio	56.78	51.32	60.84	60.63	49.23	41.93	N/M	57.66

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	— Fully Taxable Equivalent

N/M	— Not Meaningful